Exhibit 20.1
                                                       ------------

Chase Manhattan Grantor Trust 1995-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 21 Beginning Date                     05/01/1997
Due Period 21 End Date                           05/31/1997
Determination Date                               06/10/1997
Remittance Date                                  06/16/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 22.9103020426

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.0145107030

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 503,741.72
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.3357517861

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,973,651.45
      B. From Current Period                                     $ 4,044,597.27
      C. Change in Amount Between Periods (Lines B - A)             $ 70,945.82

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 570,116,825.66
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.379991838832

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 30,224,503.02
      B. Available Cash Collateral Amount Percentage            5.000000000000%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 30,224,503.02
      B. For the Next Collection Period                         $ 28,505,841.28